Schedule A
to the
Distribution Plan (12b-1 Plan)

Dated September 25, 2017

Series of ETF Series Solutions	Rule 12b-1 Fee

AlphaClone Alternative Alpha ETF	0.25% of average daily net assets
Vident International Equity Fund	0.25% of average daily net assets
Vident Core U.S. Equity Fund	0.25% of average daily net assets
Deep Value ETF	0.25% of average daily net assets
Vident Core U.S. Bond Strategy ETF	0.25% of average daily net assets
Validea Market Legends ETF	0.25% of average daily net assets
Diamond Hill Valuation-Weighted 500 ETF	0.25% of average daily net assets
Master Income ETF	0.25% of average daily net assets
AlphaMark Actively Managed Small Cap ETF	0.25% of average daily net assets
U.S. Global Jets ETF	0.25% of average daily net assets
U.S. Global Weiss ETF	0.25% of average daily net assets
Loncar Cancer Immunotherapy ETF	0.25% of average daily net assets
AlphaClone Small Cap ETF	0.25% of average daily net assets
AlphaClone International ETF	0.25% of average daily net assets
AlphaClone Value ETF	0.25% of average daily net assets
AlphaClone Activist ETF	0.25% of average daily net assets
U.S. Global Luxury Goods ETF	0.25% of average daily net assets
U.S. Global GO GOLD and Precious Metal Miners ETF	0.25% of average daily net assets
Aptus Behavioral Momentum ETF	0.25% of average daily net assets
Aerospace & Defense ETF	0.25% of average daily net assets
Drone ETF	0.25% of average daily net assets
Premise Capital Frontier Advantage Diversified Tactical ETF	0.25% of average daily net assets
American Customer Satisfaction Core Alpha ETF	0.25% of average daily net assets
SerenityShares Core U.S. ETF	0.25% of average daily net assets
SerenityShares Core Multi-Asset ETF	0.25% of average daily net assets
SerenityShares Impact ETF	0.25% of average daily net assets
ClearShares OCIO ETF	0.25% of average daily net assets
Brand Value ETF	0.25% of average daily net assets
Reverse Cap Weighted U.S. Large Cap ETF	0.25% of average daily net assets
Aptus Fortified Value ETF	0.25% of average daily net assets
Point Bridge GOP Stock Tracker ETF	0.25% of average daily net assets
Nationwide Risk-Based U.S. Equity ETF	0.25% of average daily net assets
Nationwide Risk-Based International Equity ETF	0.25% of average daily net assets
Nationwide Maximum Diversification U.S. Core Equity ETF	0.25% of average daily net assets
Nationwide Maximum Diversification Emerging Markets Core Equity ETF	0.25% of average daily net assets
Nationwide Maximum Diversification International Core Equity ETF	0.25% of average daily net assets
U.S. Global Tematica Luxury Goods ETF	0.25% of average daily net assets
Change Finance Diversified Impact U.S. Large Cap Fossil Fuel Free ETF	0.25% of average daily net assets
AAM S&P 500 High Dividend Value ETF	0.25% of average daily net assets
AAM S&P Emerging Markets High Dividend Value ETF	0.25% of average daily net assets

[Continued on Next Page]

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer's dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.